Exhibit 99.1

IRADIMED CORPORATION Announces Third Quarter 2018 Financial Results

•                  Reports third quarter 2018 revenue of $7.6 million

•                  Reports third quarter 2018 GAAP diluted EPS of $0.20 and non-GAAP diluted EPS of $0.14

•                  Increases full year 2018 revenue, GAAP and non-GAAP diluted earnings guidance

Winter Springs, Florida, October 30, 2018 — IRADIMED CORPORATION (NASDAQ:IRMD), a leader in the development of innovative magnetic resonance imaging (“MRI”) medical devices and the only known provider of a non-magnetic intravenous (“IV”) infusion pump system and non-magnetic patient vital signs monitor that is designed for use during MRI procedures, today announced financial results for the three and nine months ended September 30, 2018.

For the third quarter ended September 30, 2018, the Company reported revenue of $7.6 million compared to $5.7 million for the third quarter 2017. Net income was $2.4 million, or $0.20 per diluted share, compared to a net income of $0.2 million, or $0.02 per diluted share for the third quarter 2017. Gross profit margin was 76.0 percent, compared to 77.0 percent for the third quarter 2017. Domestic sales were 80.1 percent of total revenue, compared to 88.2 percent for the third quarter 2017. Revenue from sales of our 3880 MRI compatible patient vital signs monitoring system was $1.7 million for the third quarter 2018 compared to $0.1 million for the third quarter 2017.

Non-GAAP net income was $1.7 million for the quarter ended September 30, 2018, which excludes $0.4 million of stock compensation expense, net of tax and a $1.1 million reduction to net income for an infrequent tax item related to the excess tax benefits recognized in the provision for income taxes associated with the exercise and sale of certain incentive stock options. Non-GAAP net income for the quarter ended September 30, 2017 was $0.8 million, which excludes $0.6 million of stock compensation expense, net of tax. Non-GAAP earnings per diluted share was $0.14, compared to $0.07 for the third quarter 2017. Free cash flow was $0.7 million, compared to $1.7 million for the third quarter 2017.

For the nine months ended September 30, 2018, the Company reported revenue of $22.1 million compared to $16.4 million for the same period in 2017. Net income was $4.6 million, or $0.38 per diluted share, compared to a net income of $0.3 million, or $0.03 per diluted share for the same period in 2017. Gross profit margin was 76.3 percent, compared to 76.0 percent for the same period in 2017. Domestic sales were 80.6 percent of total revenue, compared to 86.6 percent for the same period in 2017. Revenue from sales of our 3880 MRI compatible patient vital signs monitoring system was $4.4 million for the nine months ended September 30, 2018, compared to $0.8 million for the same period in 2017.

Non-GAAP net income was $4.6 million for the nine months ended September 30, 2018, which excludes $1.0 million of stock compensation expense, net of tax and a $1.1 million reduction to net income for an infrequent tax item related to the excess tax benefits recognized in the provision for income taxes associated with the exercise and sale of certain incentive stock options. Non-GAAP net income for the same period in 2017 was $1.4 million, which excludes $1.1 million of stock compensation expense, net of tax. Non-GAAP earnings per diluted share for the nine months ended September 30, 2018 was $0.38, compared to $0.12 for the same period in 2017. Free cash flow was $3.7 million for the nine months ended September 30, 2018, compared to $1.4 million for the same period in 2017.

As of September 30, 2018, the Company had combined cash and investments of $31.2 million.

“I am very pleased with these results and with the Company’s performance overall. For the third quarter 2018, which is typically our most challenging quarter, we achieved nearly 34% revenue growth over last year and over 3% from the second quarter this year. Customer orders for our new patient monitoring system have exceeded our expectations and our international business has been stronger than anticipated throughout the year. We expect these trends to continue for the remainder of 2018 and beyond,” said Roger Susi, President and Chief Executive Officer of the Company.

Financial Guidance

For the fourth quarter 2018, the Company expects to report revenue of $7.9 million to $8.1 million, GAAP diluted earnings per share of $0.09 to $0.10 and non-GAAP diluted earnings per share of $0.12 to $0.13.

The Company increased its revenue guidance for the full year 2018 and now expects to report revenue of $30.0 million to $30.2 million. The Company previously expected full year 2018 revenue of $29.5 million to $30.1 million.

The Company also increased its earnings guidance for the full year 2018 and now expects to report GAAP diluted earnings per share of $0.47 to $0.48 and non-GAAP diluted earnings per share of $0.50 to $0.51. The Company previously expected full year 2018 GAAP diluted earnings per share of $0.35 to $0.37 and non-GAAP diluted earnings per share of $0.45 to $0.47.

The Company’s non-GAAP earnings per share guidance excludes stock-based compensation expense, net of tax, and an infrequent tax item, which the Company expects to be approximately $1.4 million and $(1.1) million, respectively. For the fourth quarter 2018, the Company’s non-GAAP earnings per share guidance excludes stock-based compensation expense, net of tax of $0.3 million.

Use of non-GAAP Financial Measures

The Company believes the use of non-GAAP net income, free cash flow and infrequent income tax items are helpful to our investors. These measures, which we refer to as our non-GAAP financial measures, are not prepared in accordance with GAAP. We calculate non-GAAP net income as net income excluding stock-based compensation expense, net of tax. Because of varying available valuation methodologies, subjective assumptions and the variety of equity instruments that can impact a company’s non-cash expenses, we believe that providing non-GAAP financial measures that exclude stock-based compensation expense allows for meaningful comparisons between our operating results from period to period. We calculate free cash flow as net cash provided by operating activities less net cash used in investing activities for purchases of property and equipment. We consider free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by our business that can be used for strategic opportunities, including investing in our business, making strategic acquisitions, strengthening our balance sheet and returning cash to our shareholders via share repurchases. Infrequent tax items are considered based on their nature and are excluded from the provision for income taxes as these costs or benefits are not indicative of our normal or future provision for income taxes. All of our non-GAAP financial measures are important tools for financial and operational decision making and for evaluating our operating results.

A reconciliation of the non-GAAP financial measures used in this release to the most comparable U.S. GAAP measures for the respective periods can be found in the table later in this release immediately following the condensed statements of cash flows. These non-GAAP financial measures should not be considered in isolation or as a substitute for a measure of the Company’s operating performance or liquidity prepared in accordance with U.S. GAAP and are not indicative of net income or cash provided by operating activities.

Conference Call

IRADIMED has scheduled a conference call to discuss this announcement beginning at 11:00 a.m. Eastern Time today, October 30, 2018. Individuals interested in listening to the conference call may do so by dialing 1-844-413-1781 for domestic callers, or 1-716-247-5767 for international callers, and entering the reservation code 9982739.

The conference call will also be available real-time via the internet at http://www.iradimed.com/en-us/investors/events/. A recording of the call will be available on the Company’s website following the completion of the call.

About IRADIMED CORPORATION

IRADIMED CORPORATION is a leader in the development of innovative magnetic resonance imaging (“MRI”) compatible medical devices. We are the only known provider of a non-magnetic intravenous (“IV”) infusion pump system that is specifically designed to be safe for use during MRI procedures. We were the first to develop an infusion delivery system that largely eliminates many of the dangers and problems present during MRI procedures. Standard infusion pumps contain magnetic and electronic components which can create radio frequency interference and are dangerous to operate in the presence of the powerful magnet that drives an MRI system. Our patented MRidium® MRI compatible IV infusion pump system has been designed with a non-magnetic ultrasonic motor, uniquely-designed non-ferrous parts and other special features to safely and predictably deliver anesthesia and other IV fluids during various MRI procedures. Our pump solution provides a seamless approach that enables accurate, safe and dependable fluid delivery before, during and after an MRI scan, which is important to critically-ill patients who cannot be removed from their vital medications, and children and infants who must generally be sedated to remain immobile during an MRI scan.

Our 3880 MRI compatible patient vital signs monitoring system has been designed with non-magnetic components and other special features to safely and accurately monitor a patient’s vital signs during various MRI procedures. The IRADIMED 3880 system operates dependably in magnetic fields up to 30,000 gauss, which means it can operate virtually anywhere in the MRI scanner room. The IRADIMED 3880 has a compact, lightweight design allowing it to travel with the patient from their critical care unit, to the MRI and back, resulting in increased patient safety through uninterrupted vital signs monitoring and decreasing the amount of time critically ill patients are away from critical care units. The features of the IRADIMED 3880 include: wireless ECG with dynamic gradient filtering; wireless SpO2 using Masimo® algorithms; non-magnetic respiratory CO2; non-invasive blood pressure; patient temperature, and; optional advanced multi-gas anesthetic agent unit featuring continuous Minimum Alveolar Concentration measurements. The IRADIMED 3880 MRI compatible patient vital signs monitoring system has an easy-to-use design and allows for the effective communication of patient vital signs information to clinicians.

For more information please visit www.iradimed.com.

Forward-Looking Statements

This press release contains forward-looking statements as defined in the Private Securities Litigation Act of 1995, particularly statements regarding our expectations, beliefs, plans, intentions, future operations, financial condition and prospects, and business strategies. These statements relate to future events or our future financial performance or condition and involve unknown risks, uncertainties and other factors that could cause our actual results, level of activity, performance or achievement to differ materially from those expressed or implied by these forward-looking statements. The risks and uncertainties referred to above include, but are not limited to, risks associated with the Company’s ability to receive FDA 510(k) clearance for new products; unexpected costs, delays or diversion of management’s attention associated with the design, manufacture or sale of new products; the Company’s ability to implement successful sales techniques for existing and future products and evaluate the effectiveness of its sales techniques; additional actions by or requests from the FDA; our significant reliance on a single product; unexpected costs, expenses and diversion of management attention resulting from the FDA warning letter; potential disruptions in our limited supply chain for our products; a reduction in international distribution; actions of the FDA or other regulatory bodies that could delay, limit or suspend product development, manufacturing or sales; the effect of recalls, patient adverse events or deaths on our business; difficulties or delays in the development, production, manufacturing and marketing of new or existing products and services; changes in laws and regulations or in the interpretation or application of laws or regulations.

Further information on these and other factors that could affect the Company’s financial results is included in filings we make with the Securities and Exchange Commission from time to time. All forward-looking statements are based on information available to us on the date hereof, and we assume no obligation to update forward-looking statements.

IRADIMED CORPORATION

CONDENSED BALANCE SHEETS

	September 30, 2018	December 31, 2017
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$23,699,164	$18,205,976
Accounts receivable, net	5,219,259	3,778,929
Investments	7,487,283	8,135,123
Inventory, net	4,275,409	4,210,846
Prepaid expenses and other current assets	578,178	648,881
Prepaid income taxes	1,409,113	127,855
Total current assets	42,668,406	35,107,610
Property and equipment, net	1,879,619	1,868,851
Intangible assets, net	832,144	885,502
Deferred income taxes, net	1,227,043	950,375
Other assets	204,305	200,196
Total assets	$46,811,517	$39,012,534
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$970,972	$656,723
Accrued payroll and benefits	1,810,982	1,512,336
Other accrued taxes	86,281	109,502
Warranty reserve	39,951	60,538
Deferred revenue	1,776,953	1,617,571
Other current liability	108,421	108,571
Accrued income taxes	—	12,731
Total current liabilities	4,793,560	4,077,972
Deferred revenue	1,925,782	2,003,685
Total liabilities	6,719,342	6,081,657
Stockholders’ equity:
Common stock	1,093	1,060
Additional paid-in capital	15,203,263	12,623,181
Retained earnings	24,962,478	20,355,545
Accumulated other comprehensive loss	(74,659)	(48,909)
Total stockholders’ equity	40,092,175	32,930,877
Total liabilities and stockholders’ equity	$46,811,517	$39,012,534

IRADIMED CORPORATION

CONDENSED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Revenue	$7,614,655	$5,689,724	$22,099,591	$16,376,648
Cost of revenue	1,826,716	1,307,767	5,229,141	3,929,699
Gross profit	5,787,939	4,381,957	16,870,450	12,446,949
Operating expenses:
General and administrative	2,181,839	2,551,290	6,563,727	6,848,472
Sales and marketing	1,784,418	1,251,901	4,946,398	3,940,216
Research and development	373,583	382,704	1,149,397	1,373,005
Total operating expenses	4,339,840	4,185,895	12,659,522	12,161,693
Income from operations	1,448,099	196,062	4,210,928	285,256
Other income, net	42,555	28,715	110,465	79,377
Income before provision for income taxes	1,490,654	224,777	4,321,393	364,633
Provision for income tax (benefit) expense	(909,619)	32,384	(275,044)	48,507
Net income	$2,400,273	$192,393	$4,596,437	$316,126

Net income per share:
Basic	$0.22	$0.02	$0.43	$0.03
Diluted	$0.20	$0.02	$0.38	$0.03
Weighted average shares outstanding:
Basic	10,824,421	10,565,598	10,695,601	10,664,132
Diluted	12,195,870	11,643,044	12,059,694	11,710,377

IRADIMED CORPORATION

CONDENSED STATEMENTS OF CASH FLOWS

(Unaudited)

	Nine Months Ended September 30,
	2018	2017
Operating activities:
Net income	$4,596,437	$316,126
Adjustments to reconcile net income to net cash provided by operating activities:
Change in allowance for doubtful accounts	26,146	(9,557)
Change in provision for excess and obsolete inventory	97,901	38,021
Depreciation and amortization	844,885	970,705
Write-off of non-trade accounts receivable	—	205,444
Stock-based compensation	1,361,964	1,735,078
Deferred income taxes, net	(272,056)	(769,615)
Loss on maturities of investments	22,486	6,757
Changes in operating assets and liabilities:
Accounts receivable	(1,466,476)	71,380
Inventory	(257,884)	(273,121)
Prepaid expenses and other current assets	(430,889)	(576,504)
Other assets	(19,833)	(6,714)
Accounts payable	203,918	(334,051)
Accrued payroll and benefits	298,646	403,151
Other accrued taxes	(23,221)	(50,847)
Warranty reserve	(20,587)	7,608
Deferred revenue	166,344	632,341
Other current liability	(150)	—
Prepaid income taxes, net of accrued income taxes	(1,293,989)	(351,403)
Net cash provided by operating activities	3,833,642	2,014,799
Investing activities:
Purchases of investments	(1,124,512)	(1,321,257)
Proceeds from maturities of investments	1,730,000	2,495,004
Purchases of property and equipment	(150,609)	(653,171)
Capitalized intangible assets	(13,484)	(28,800)
Net cash provided by investing activities	441,395	491,776
Financing activities:
Proceeds from exercises of stock options and underwriters’ warrants	1,234,565	49,460
Taxes paid related to net share settlement of equity awards	(16,414)	(45,059)
Purchases of treasury stock	—	(1,818,542)
Net cash provided by (used in) financing activities	1,218,151	(1,814,141)
Net increase in cash and cash equivalents	5,493,188	692,434
Cash and cash equivalents, beginning of period	18,205,976	17,713,871
Cash and cash equivalents, end of period	$23,699,164	$18,406,305

IRADIMED CORPORATION

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (UNAUDITED)

Non-GAAP Net Income and Diluted EPS

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Net income	$2,400,273	$192,393	$4,596,437	$316,126
Excluding:
Stock-based compensation expense, net of tax expense	378,623	582,974	1,024,785	1,128,195
Infrequent tax item*	(1,053,048)	—	(1,053,048)	—
Non-GAAP net income	$1,725,848	$775,367	$4,568,174	$1,444,321
Weighted-average shares outstanding — diluted	12,195,870	11,643,044	12,059,694	11,710,377
Non-GAAP net income per share — diluted	$0.14	$0.07	$0.38	$0.12

*The infrequent tax item is related to the excess tax benefits recognized in the provision for income taxes associated with the exercise and sale of certain incentive stock options.

Free Cash Flow

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Net cash provided by operating activities	$727,933	$1,907,910	$3,833,642	$2,014,799
Less:
Purchases of property and equipment	45,281	241,971	150,609	653,171
Free cash flow	$682,652	$1,665,939	$3,683,033	$1,361,628

Media Contact:

Chris Scott

Chief Financial Officer

IRADIMED CORPORATION

(407) 677-8022

InvestorRelations@iradimed.com